Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-287488) on Form S-1 of our report dated May 5, 2025, relating to the consolidated financial statements of Jefferson Capital Holdings, LLC and subsidiaries. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

June 13, 2025